Exhibit 99.1

LA CORTEZ ENERGY, INC.
1266 1st Street - #4, Sarasota, FL 34236

APPOINTMENT OF NEW BOARD MEMBER, MR. JAIME RUIZ LLANO

Sarasota, Florida - July 1, 2008 - La Cortez Energy, Inc. (OTCBB: LCTZ) is pleased to announce the appointment of Mr. Jaime Ruiz Llano to the Company’s Board of Directors.

Jaime Ruiz Llano has been involved in government affairs in Colombia for the past 20 years. Mr. Ruiz has held various high level government positions throughout his career. In 1991, Mr. Ruiz was elected as a Senator in the Colombian Congress. He served in that capacity until 1994. From 1998 to 1999, Mr. Ruiz held the position of Director for the Colombian National Planning Department, the government entity controlling the national budgeting and government planning strategies; in 1999 he served as Special Presidential Advisor for Government Affairs to the President of Colombia.

From 2000 to 2002, Mr. Ruiz served as Executive Director - Member of the Board of Directors of the World Bank. The Executive Directors oversee the World Bank's business, including approval of loans and guarantees, new policies, the administrative budget, country assistance strategies and borrowing and financial decisions.

In 2006, Mr. Ruiz served as Deputy Chief of Mission in the Colombian embassy in Washington, D.C. During the periods when he was not serving in the Colombian government, Mr. Ruiz held the position of President of his family-owned construction business. Additionally, Mr. Ruiz has served on the Board of Directors of Ecopetrol, Colombia’s state-run oil company. Mr. Ruiz received a Masters in Civil Engineering from the University of Kansas and a Masters in Development Studies from the Institute of Social Studies, The Hague, The Netherlands.

President and CEO Andres Gutierrez said, "I am very pleased to announce the appointment of Jaime Ruiz as a member of our Board of Directors of La Cortez Energy, Inc. The objective of our company is to develop a substantial E&P company in South America, with an initial focus in Colombia and Peru. Mr. Ruiz is a key addition to our Board of Directors. The knowledge and relations that Mr. Ruiz brings to our company will be a valuable asset in the execution of La Cortez's corporate strategy. We anticipate that his knowledge and expertise in government agencies, business and the energy industry will contribute to position La Cortez Energy as a significant E&P growth company in South America."

About La Cortez Energy, Inc.

La Cortez Energy, Inc. is an early stage oil and gas exploration and production company currently pursuing a business strategy in the energy sector in South America, with an initial focus on identifying oil and gas exploration and production opportunities in Colombia.  To that end, the Company is in the process of establishing a branch, La Cortez Energy Inc. - Colombia Branch, with offices in Bogotá, Colombia.

Exhibit 99.1

For more information, please contact the Company’s Investor Relations department at 888-805-(LCTZ) 5289 or by email at info@lacortezenergy.com

Forward-Looking Statements
Certain statements in this news release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's belief that it can identify corporate acquisition and/or joint venture opportunities in the energy sector in Colombia and, more generally, in Latin America, and that the Company can establish the technical infrastructure to take advantage of, and successfully participate in such opportunities, future economic conditions, political stability and energy prices. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in filings of the Company with the U.S. Securities and Exchange Commission.